Exhibit 2.7

WY Secretary of State FILED: 06/25/2019 08:32 AM Original ID: 2011 - 000601 9 11 Amendment ID: 2019 - 002576351 --- I L I I Profit Corporation Articles of Amendment 1. Corporation name : Lherapy Cells, Inc. 1 2. Article number(s) 1 I is amended as follows: 1. The name of the Corporation, Therapy Cells, Inc. shall be changed to XTRA Bitcoin Inc 3 . If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment . N/A lo6 - 10 - 2 019 4. The amendment was adopted on[. . (Date - mm/ddlyyyy) P - Amendment - Revised October 2015

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5. Approval of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.) I If' I Shares were not issued and the board of directors or incorporators have adopted the amendment. OR Shares were issued and the board of directors have adopted the amendment without shareholder D approval, in compliance with W.S. 17 - 16 - 1005. OR D Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17 - 16 - 1003. Date.• i l v n6 - 21 - 2019 Signature: --------- = - "' -------------- (May be executed by Chairman o oard, President or another of its officers.) P . N !Paul Knudson II (mmlddlyyyy) ,...P _a_u_ l K - nu _d_ s _o_ n , nnt ame: .... , Contact Person: ------------------- ' Daytime Phone Numbe f r: 08 - 630 - 6678 Title: rresident and Director Email: lpaul@xtrabitcoin.com (Email provided will receive annual report reminders and filing evidence.) *May list multiple email addresses Checklist Filing Fee: $50.00 Make check or money order payable to Wyoming Secretary of State. Please submit one originally signed document. Typical processing time is 3 - 5 business days following the date of receipt in our office. Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents. P - Amendment - Revised October 2015

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STATE OF WYOMING Office of the Secretary of State I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled. CERTIFICATE OF NAME CHANGE Current Name: XTRA Bitcoin Inc Old Name: Therapy Cells, Inc. I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 25th day of June, 2019 Filed Date: 06/25/2019 < .t, L. - ._ Secretary of tate By: . Kit Nelson

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